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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  May 29, 1998

                       AMERICAN COIN MERCHANDISING, INC.

           (Exact name of registrant as specified in its charter)

                                    0-26580

                            (Commission File Number)
           DELAWARE                                          84-1093721
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation)

                  5660 CENTRAL AVENUE, BOULDER, COLORADO 80301
             (Address of principal executive offices and Zip Code)

                                 (303) 444-2559
               Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS.

    On June 1, 1998, American Coin Merchandising, Inc. (the "Company") announced that it had entered into Asset Purchase and Sale Agreements (the "Purchase Agreements"), each by and between the Company and Suncoast Toys, Inc., Oregon Coin Company and NW Toys Co. on May 29, 1998. A copy of the press release announcing the execution of the Purchase Agreements and the Purchase Agreements are filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Form 8-K. The exhibits to the Purchase Agreements, comprising a Promissory Note, a Noncompetition Agreement, and a Termination Agreement, will be furnished supplementary to the Securities and Exchange Commission upon request.


ITEM 7.  EXHIBITS.
    99.1 Press Release, dated as of June 1, 1998 entitled "American Coin Merchandising signs agreements to acquire its largest franchisees; will add approximately 1,300 skill-crane machines."

    99.2 Asset Purchase and Sale Agreement, effective May 29, 1998, between American Coin Merchandising, Inc. and Suncoast Toys, Inc.

    99.3 Asset Purchase and Sale Agreement, effective May 29, 1998, between American Coin Merchandising, Inc. and Oregon Coin Company.

    99.4 Asset Purchase and Sale Agreement, effective May 29, 1998, between American Coin Merchandising, Inc. and NW Toys Co.


                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated June 2, 1998


                                               AMERICAN COIN MERCHANDISING, INC.

                                               By:  /s/ Jerome M. Lapin
                                                    ----------------------------
                                                    Jerome M. Lapin
                                               Its: Chairman, President and
                                                    Chief Executive Officer



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           EXHIBITS
------                           --------
99.1      Press Release, dated as of June 1, 1998 entitled "American Coin
          Merchandising signs agreements to acquire its largest franchisees;
          will add approximately 1,300 skill-crane machines."

99.2      Asset Purchase and Sale Agreement, effective May 29, 1998, between
          American Coin Merchandising, Inc. and Suncoast Toys, Inc.

99.3      Asset Purchase and Sale Agreement, effective May 29, 1998, between
          American Coin Merchandising, Inc. and Oregon Coin Company.

99.4      Asset Purchase and Sale Agreement, effective May 29, 1998, between
          American Coin Merchandising, Inc. and NW Toys Co.